 CUSTODY AGREEMENT

AGREEMENT, dated as of December 1, 2004 between ADVISORONE FUNDS, a business trust organized and existing under the laws of the State of Delaware, having its principal place of business at 4020 South 147th Street, Suite 2, Omaha, NE 68137 (the “Trust”), on behalf of its separate series, THE DUNHAM FUNDS, listed on Schedule II hereto (the “Funds”), and THE BANK OF NEW YORK, a New York corporation authorized to do a banking business having its principal office and place of business at One Wall Street, New York, New York 10286 (“Custodian”).

W I T N E S S E T H:

that for and in consideration of the mutual promises hereinafter set forth, the Trust and Custodian agree as follows:

ARTICLE I
DEFINITIONS

Whenever used in this Agreement, the following words shall have the meanings set forth below:

1.1.

“Administrator” shall mean Gemini Fund Services, LLC and its successors or permitted assigns.

1.2.

“Authorized Person” shall be any person, whether or not an officer or employee of the Trust and including officers or employees of the Administrator, duly authorized by the Board to execute any Certificate or to give any Oral Instruction with respect to one or more Accounts, such persons to be designated in a Certificate annexed hereto as Schedule I hereto or such other Certificate as may be received by Custodian from time to time.

1.3.

“BNY Affiliate” shall mean any office, branch or subsidiary of The Bank of New York Company, Inc.

1.4.

“Board”shall mean the Board of Trustees of the Trust.

1.5.

“Book-Entry System” shall mean the Federal Reserve/Treasury book-entry system for receiving and delivering securities, its successors and nominees.

1.6.

“Business Day” shall mean any day on which Custodian and any relevant Depositories are open for business.

1.7.

“Certificate” shall mean any notice, instruction, or other instrument in writing, authorized or required by this Agreement to be given to Custodian, which is actually received by Custodian by letter or facsimile transmission and signed on behalf of the Trust by an Authorized Person or a person reasonably believed by Custodian to be an Authorized Person.

1.8.

“Composite Currency Unit” shall mean the Euro or any other composite currency unit consisting of the aggregate of specified amounts of specified currencies, as such unit may be constituted from time to time.

1.9.

“Depository” shall include (a) the Book-Entry System, (b) the Depository Trust Company, (c) any other clearing agency or securities depository registered with the United States Securities and Exchange Commission ("SEC") identified to the Trust from time to time, and (d) the respective successors and nominees of the foregoing.

1.10.

“Foreign Depository” shall mean (a) Euroclear, (b) Clearstream Banking, societe anonyme, (c) each Eligible Securities Depository as defined in Rule 17f-7 under the Investment Company Act of 1940, as amended (the “’40 Act”), identified to the Trust from time to time, and (d) the respective successors and nominees of the foregoing.

1.11.

“Instructions” shall mean communications transmitted by electronic or telecommunications media, including S.W.I.F.T., computer-to-computer interface, or dedicated transmission lines.

1.12.

“Oral Instructions” shall mean verbal instructions received by Custodian from an Authorized Person or from a person reasonably believed by Custodian to be an Authorized Person.

1.13.

“Series” shall mean the various portfolios of the Trust listed on Schedule II hereto.

1.14.

“Securities” shall include, without limitation, any common stock and other equity securities, bonds, debentures and other debt securities, notes, mortgages or other obligations, and any instruments representing rights to receive, purchase, or subscribe for the same, or representing any other rights or interests therein (whether represented by a certificate or held in a Depository or by a Subcustodian).

1.15.

“Subcustodian” shall mean a bank (including any branch thereof) or other financial institution (other than a Foreign Depository) located outside the U.S. which is utilized by Custodian in connection with the purchase, sale or custody of Securities hereunder and identified to the Funds from time to time, and their respective successors and nominees.

ARTICLE II
APPOINTMENT OF CUSTODIAN; ACCOUNTS;
REPRESENTATIONS, WARRANTIES, AND COVENANTS

2.1. (a) The Trust, on behalf of the Funds,  hereby appoints Custodian as custodian of all Securities and cash at any time delivered to Custodian during the term of this Agreement, and authorizes Custodian to hold Securities in registered form in its name or the name of its nominees.  Custodian hereby accepts such appointment and agrees to establish and maintain one or more securities accounts and cash accounts for each Series in which Custodian will hold Securities and cash as provided herein.  Custodian shall maintain books and records segregating the assets of each Series from the assets of any other Series.  Such accounts (each, an “Account”; collectively, the “Accounts”) shall be in the name of the Funds.

(b) Custodian may from time to time establish on its books and records such sub-accounts within each Account as the Funds and Custodian may agree upon (each a “Special Account”), and Custodian shall reflect therein such assets as a Fund may specify in a Certificate or Instructions.

(c) Custodian may from time to time establish, pursuant to a written agreement with any broker, dealer, future commission merchant or other third party identified in a Certificate or Instructions, such accounts on such terms and conditions as the Funds and Custodian shall agree, and Custodian shall transfer to such account such Securities and money as the Funds may specify in a Certificate or Instructions.

2.2.

The Trust hereby represents and warrants, which representations and warranties shall be continuing and shall be deemed to be reaffirmed upon each delivery of a Certificate or each giving of Oral Instructions or Instructions by the Funds, that:

(a) The Trust is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement, and to perform its obligations hereunder;

(b) This Agreement has been duly authorized, executed and delivered by the Trust, approved by a resolution of its Board, constitutes a valid and legally binding obligation of the Trust, enforceable in accordance with its terms, and there is no statute, regulation, rule, order or judgment binding on it, and no provision of its charter or by-laws, nor of any mortgage, indenture, credit agreement or other contract binding on it or affecting its property, which would prohibit its execution or performance of this Agreement;

(c) The Funds are conducting their business in substantial compliance with all applicable laws and requirements, both state and federal, and has obtained all regulatory licenses, approvals and consents necessary to carry on its business as now conducted;

(d) It will not use the services provided by Custodian hereunder in any manner that is, or will result in, a violation of any law, rule or regulation applicable to the Funds;

(e) Its Board or its foreign custody manager, as defined in Rule 17f-5 under the ’40 Act, has determined that use of each Subcustodian (including any Replacement Custodian) each Depository which Custodian or any Subcustodian is authorized to utilize in accordance with Section 1(a) of Article III hereof, satisfies the applicable requirements of the ‘40 Act and Rules 17f-4 or 17f-5 thereunder, as the case may be;

(f) The Trust, the Funds or a Fund’s investment adviser or sub-adviser will determine that the custody arrangements of each Foreign Depository provide reasonable safeguards against the custody risks associated with maintaining assets with such Foreign Depository within the meaning of Rule 17f-7 under the '40 Act;

(g) It is fully informed of the protections and risks associated with various methods of transmitting Instructions and Oral Instructions and delivering Certificates to Custodian, understands that there may be more secure methods of transmitting or delivering the same than the methods selected by the Funds, agrees that the security procedures (if any) to be utilized provide a commercially reasonable degree of protection in light of its particular needs and circumstances, and acknowledges and agrees that Instructions need not be reviewed by Custodian, may conclusively be presumed by Custodian to have been given by person(s) duly authorized, and may be acted upon as given;

(h) It shall manage its borrowings, including, without limitation, any advance or overdraft (including any day-light overdraft) in the Accounts, so that the aggregate of its total borrowings for each Fund does not exceed the amount such Fund is permitted to borrow under the ‘40 Act;

(i) Its transmission or giving of, and Custodian acting upon and in reliance on, Certificates, Instructions, or Oral Instructions pursuant to this Agreement shall at all times comply with the ‘40 Act;

(j) It shall impose and maintain restrictions on the destinations to which cash may be disbursed by Instructions to ensure that each disbursement is for a proper purpose; and

(k) Each Fund has the right to make the pledge and grant the security interest and security entitlement to Custodian contained in Section 1 of Article V hereof, free of any right of redemption or prior claim of any other person or entity, such pledge and such grants shall have a first priority subject to no setoffs, counterclaims, or other liens or grants prior to or on a parity therewith, and it shall take such additional steps as Custodian may require to assure such priority.

2.3.The Trust hereby covenants that it shall from time to time complete and execute and deliver to Custodian upon Custodian’s request a Form FR U-1 (or successor form) whenever the Funds borrows from Custodian any money to be used for the purchase or carrying of margin stock as defined in Federal Reserve Regulation U.

ARTICLE III
CUSTODY AND RELATED SERVICES

3.1.(a)Subject to the terms hereof, the Funds hereby authorize Custodian to hold any Securities received by it from time to time for the Funds’ account.  Custodian shall be entitled to utilize Depositories, Subcustodians, and, subject to subsection(c) of this Section III, Foreign Depositories, to the extent possible in connection with its performance hereunder.  Securities and cash held in a Depository or Foreign Depository will be held subject to the rules, terms and conditions of such entity.  Securities and cash held through Subcustodians shall be held subject to the terms and conditions of Custodian’s agreements with such Subcustodians.  Subcustodians may be authorized to hold Securities in Foreign Depositories in which such Subcustodians participate.  Unless otherwise required by local law or practice or a particular subcustodian agreement, Securities deposited with a  Subcustodian, a Depositary or a Foreign Depository will be held in a commingled account, in the name of Custodian, holding only  Securities held by Custodian as custodian for its customers.  Custodian shall identify on its books and records the Securities and cash belonging to the Funds, whether held directly or indirectly through Depositories, Foreign Depositories, or Subcustodians.  Custodian shall, directly or indirectly through Subcustodians, Depositories, or Foreign Depositories, endeavor, to the extent feasible, to hold Securities in the country or other jurisdiction in which the principal trading market for such Securities is located, where such Securities are to be presented for cancellation and/or payment and/or registration, or where such Securities are acquired.  Custodian at any time may cease utilizing any Subcustodian and/or may replace a Subcustodian with a different Subcustodian (the “Replacement Subcustodian”).  In the event Custodian selects a Replacement Subcustodian, Custodian shall not utilize such Replacement Subcustodian until after the Board or foreign custody manager has determined that utilization of such Replacement Subcustodian satisfies the requirements of the ‘40 Act and Rule 17f-5 thereunder.

(b) Unless Custodian has received a Certificate or Instructions to the contrary, Custodian shall hold Securities indirectly through a Subcustodian only if (i) the Securities are not subject to any right, charge, security interest, lien or claim of any kind in favor of such Subcustodian or its creditors or operators, including a receiver or trustee in bankruptcy or similar authority, except for a claim of payment for the safe custody or administration of Securities on behalf of a Fund by such Subcustodian, and (ii) beneficial ownership of the Securities is freely transferable without the payment of money or value other than for safe custody or administration.

(c) With respect to each Foreign Depository, Custodian shall exercise reasonable care, prudence, and diligence (i) to provide the Trust with an analysis of the custody risks associated with maintaining assets with the Foreign Depository, and (ii) to monitor such custody risks on a continuing basis and promptly notify the Trust of any material change in such risks.  The Trust acknowledges and agrees that such analysis and monitoring shall be made on the basis of, and limited by, information gathered from Subcustodians or through publicly available information otherwise obtained by Custodian, and shall not include any evaluation of Country Risks.  As used herein the term “Country Risks” shall mean with respect to any Foreign Depository:  (a) the financial infrastructure of the country in which it is organized, (b) such country’s prevailing custody and settlement practices, (c) nationalization, expropriation or other governmental actions, (d) such country’s regulation of the banking or securities industry, (e) currency controls, restrictions, devaluations or fluctuations, and (f) market conditions which affect the order execution of securities transactions or affect the value of securities.

3.2. The Custodian shall maintain the Accounts, in the name of each Fund, and shall credit to the separate Account for each Fund all moneys received by it for the account of the Fund.  Money credited to a separate Account for a Fund shall be disbursed by the Custodian only:

(a) As hereinafter provided in this Agreement;

(b) Pursuant to Certificates setting forth the name and address of the person to whom the payment is to be made, the Series account from which payment is to be made and the purpose for which payment is to be made; or

(c) In payment of the fees and in reimbursement of the expenses and liabilities of the Custodian attributable to such Series.

3.3. The Custodian shall furnish the Funds and the Administrator with an advice of daily transactions, including a confirmation of each transfer of Securities, and a monthly summary of all transfers to or from the Accounts.

3.4. With respect to all Securities held hereunder, Custodian shall, unless otherwise instructed to the contrary:

(a) Receive all income and other payments and advise the Funds as promptly as practicable of any such amounts due but not paid;

(b) Present for payment and receive the amount paid upon all Securities which may mature and advise the Funds as promptly as practicable of any such amounts due but not paid;

(c) Forward to the Funds copies of all information or documents that it may actually receive from an issuer of Securities which, in the opinion of Custodian, are intended for the beneficial owner of Securities;

(d) Execute, as custodian, any certificates of ownership, affidavits, declarations or other certificates under any tax laws now or hereafter in effect in connection with the collection of bond and note coupons;

(e) Hold directly or through a Depository, a Foreign Depository, or a Subcustodian all rights and similar Securities issued with respect to any Securities credited to an Account hereunder; and

(f) Endorse for collection checks, drafts or other negotiable instruments.

3.5. (a) Custodian shall notify the Funds of rights or discretionary actions with respect to Securities held hereunder, and of the date or dates by when such rights must be exercised or such action must be taken, provided that Custodian has actually received, from the issuer or the relevant Depository (with respect to Securities issued in the United States) or from the relevant Subcustodian, Foreign Depository, or a nationally or internationally recognized bond or corporate action service to which Custodian subscribes, timely notice of such rights or discretionary corporate action or of the date or dates such rights must be exercised or such action must be taken.  Absent actual receipt of such notice, Custodian shall have no liability for failing to so notify a Fund.

(b) Whenever Securities (including, but not limited to, warrants, options, tenders, options to tender or non-mandatory puts or calls) confer discretionary rights on the Funds or provide for discretionary action or alternative courses of action by the Funds, the Funds shall be responsible for making any decisions relating thereto and for directing Custodian to act.  In order for Custodian to act, it must receive the Funds’ Certificate or Instructions at Custodian’s offices, addressed as Custodian may from time to time request, not later than noon (New York time) at least two (2) Business Days prior to the last scheduled date to act with respect to such Securities (or such earlier date or time as Custodian may specify to a Fund).  Absent Custodian’s timely receipt of such Certificate or Instructions, Custodian shall not be liable for failure to take any action relating to or to exercise any rights conferred by such Securities.

3.6. All voting rights with respect to Securities, however registered, shall be exercised by the Funds or their designee.  For Securities issued in the United States, Custodian’s only duty shall be to mail to the Funds any documents (including proxy statements, annual reports and signed proxies) actually received by Custodian relating to the exercise of such voting rights.  With respect to Securities issued outside of the United States, Custodian’s only duty shall be to provide the Funds with access to a provider of global proxy services at the Funds’ request.  The Funds shall be responsible for all costs associated with the use of such services.

3.7. Custodian shall promptly advise the Funds upon Custodian’s actual receipt of notification of the partial redemption, partial payment or other action affecting less than all Securities of the relevant class.  If Custodian, any Subcustodian, any Depository, or any Foreign Depository holds any Securities in which the Fund has an interest as part of a fungible mass, Custodian, such Subcustodian, Depository, or Foreign Depository may select the Securities to participate in such partial redemption, partial payment or other action in any non-discriminatory manner that it customarily uses to make such selection.

3.8. Custodian shall not under any circumstances accept bearer interest coupons, which have been stripped from United States federal, state or local government or agency securities unless, explicitly agreed to by Custodian in writing.

3.9. The Funds shall be liable for all taxes, assessments, duties and other governmental charges, including any interest or penalty with respect thereto (“Taxes”), with respect to any cash or Securities held on behalf of the Funds or any transaction related thereto.  The Funds shall indemnify Custodian and each Subcustodian for the amount of any Tax that Custodian, any such Subcustodian or any other withholding agent is required under applicable laws (whether by assessment or otherwise) to pay on behalf of, or in respect of income earned by or payments or distributions made to or for the account of the Fund (including any payment of Tax required by reason of an earlier failure to withhold), except those payments arising out of Custodian’s own negligence or willful misconduct.  Custodian shall, or shall instruct the applicable Subcustodian or other withholding agent to, withhold the amount of any Tax which is required to be withheld under applicable law upon collection of any dividend, interest or other distribution made with respect to any Security and any proceeds or income from the sale, loan or other transfer of any Security.  In the event that Custodian or any Subcustodian is required under applicable law to pay any Tax on behalf of a Fund, Custodian is hereby authorized to withdraw cash from any cash account for the respective Fund in the amount required to pay such Tax and to use such cash, or to remit such cash to the appropriate Subcustodian or other withholding agent, for the timely payment of such Tax in the manner required by applicable law.  If the aggregate amount of cash in all cash accounts is not sufficient to pay such Tax, Custodian shall promptly notify the respective Fund of the additional amount of cash (in the appropriate currency) required, and the Fund shall directly deposit such additional amount in the appropriate cash account promptly after receipt of such notice, for use by Custodian as specified herein.  In the event that Custodian reasonably believes that a Fund is eligible, pursuant to applicable law or to the provisions of any tax treaty, for a reduced rate of, or exemption from, any Tax which is otherwise required to be withheld or paid on behalf of the Fund under any applicable law, Custodian shall, or shall instruct the applicable Subcustodian or withholding agent to, either withhold or pay such Tax at such reduced rate or refrain from withholding or paying such Tax, as appropriate; provided that Custodian shall have received from the Fund all documentary evidence of residence or other qualification for such reduced rate or exemption required to be received under such applicable law or treaty.  In the event that Custodian reasonably believes that a reduced rate of, or exemption from, any Tax is obtainable only by means of an application for refund, Custodian and the applicable Subcustodian shall have no responsibility for the accuracy or validity of any forms or documentation provided by a Fund to Custodian hereunder.  Except for any liability arising out of the Custodian’s or a Subcustodian’s own negligence or willful misconduct, the Funds hereby agree to indemnify and hold harmless Custodian and each Subcustodian in respect of any liability arising from any underwithholding or underpayment of any Tax which results from the inaccuracy or invalidity of any such forms or other documentation, and such obligation to indemnify shall be a continuing obligation of the Funds, their successors and assigns notwithstanding the termination of this Agreement.

3.10. (a) For the purpose of settling Securities and foreign exchange transactions, the Funds shall provide Custodian with sufficient immediately available funds for all transactions by such time and date as conditions in the relevant market dictate. As used herein, “sufficient immediately available funds” shall mean either (i) sufficient cash denominated in U.S. dollars to purchase the necessary foreign currency, or (ii) sufficient applicable foreign currency, to settle the transaction.  Custodian shall provide the Funds with immediately available funds each day that result from the actual settlement of all sale transactions, based upon advices received by Custodian from Subcustodians, Depositories, and Foreign Depositories.  Such funds shall be in U.S. dollars or such other currency as a Fund may specify to Custodian.

(b) Any foreign exchange transaction effected by Custodian in connection with this Agreement may be entered with Custodian or a BNY Affiliate acting as principal or otherwise through customary banking channels.  The Funds may issue a standing Certificate or Instructions with respect to foreign exchange transactions, but Custodian may establish rules or limitations concerning any foreign exchange facility made available to the Funds.  The Funds shall bear all risks of investing in Securities or holding cash denominated in a foreign currency.

(c) To the extent that Custodian has agreed to provide pricing or other information services in connection with this Agreement, Custodian is authorized to utilize any vendor (including brokers and dealers of Securities) reasonably believed by Custodian to be reliable to provide such information.  The Funds understand that certain pricing information with respect to complex financial instruments (e.g., derivatives) may be based on calculated amounts rather than actual market transactions and may not reflect actual market values, and that the variance between such calculated amounts and actual market values may or may not be material. Where vendors do not provide information for particular Securities or other property, an Authorized Person may advise Custodian in a Certificate regarding the fair market value of, or provide other information with respect to, such Securities or property as determined by it in good faith.  Except for any liability arising out of the Custodian’s or a Subcustodian’s own negligence or willful misconduct, Custodian shall not be liable for any loss, damage or expense incurred as a result of errors or omissions with respect to any pricing or other information utilized by Custodian hereunder.

3.11.Custodian shall promptly send to the Funds (a) any reports it receives from a Depository on such Depository’s system of internal accounting control, and (b) such reports on its own system of internal accounting control as the Funds may reasonably request from time to time.

3.12. Until such time as Custodian receives a certificate to the contrary with respect to a particular Security, Custodian may release the identity of a Fund to an issuer which requests such information pursuant to the Shareholder Communications Act of 1985 for the specific purpose of direct communications between such issuer and shareholder.

ARTICLE IV
PURCHASE AND SALE OF SECURITIES;
CREDITS TO ACCOUNT

4.1 Promptly after each purchase or sale of Securities by a Fund, the Fund shall deliver or cause the Administrator to deliver to Custodian a Certificate or Instructions, or with respect to a purchase or sale of a Security generally required to be settled on the same day the purchase or sale is made, Oral Instructions specifying all information Custodian may reasonably request to settle such purchase or sale.  Custodian shall account for all purchases and sales of Securities on the actual settlement date unless otherwise agreed by Custodian.

4.2. The Parties shall agree upon written procedures designed to make sure that each Certificate and Oral Instruction is authentic and authorized. The Funds understand that when Custodian is instructed to deliver Securities against payment, delivery of such Securities and receipt of payment therefor may not be completed simultaneously.  Notwithstanding any provision in this Agreement to the contrary, settlements, payments and deliveries of Securities may be effected by Custodian or any Subcustodian in accordance with the customary or established securities trading or securities processing practices and procedures in the jurisdiction in which the transaction occurs, including, without limitation, delivery to a purchaser or dealer therefor (or agent) against receipt with the expectation of receiving later payment for such Securities.  The Funds assume full responsibility for all risks, including, without limitation, credit risks, involved in connection with such deliveries of Securities.

4.3. Custodian may, as a matter of bookkeeping convenience or by separate agreement with a Fund, credit the Account with the proceeds from the sale, redemption or other disposition of Securities or interest, dividends or other distributions payable on Securities prior to its actual receipt of final payment therefore.  All such credits shall be conditional until Custodian’s actual receipt of final payment and may be reversed by Custodian to the extent that final payment is not received.  Payment with respect to a transaction will not be “final” until Custodian shall have received immediately available funds which under applicable local law, rule and/or practice are irreversible and not subject to any security interest, levy or other encumbrance, and which are specifically applicable to such transaction.

ARTICLE V
OVERDRAFTS OR INDEBTEDNESS

5.1. If Custodian should in its sole discretion advance funds on behalf of any Fund which results in an overdraft (including, without limitation, any day-light overdraft) because the money held by Custodian in an Account for such Fund shall be insufficient to pay the total amount payable upon a purchase of Securities specifically allocated to such Series, as set forth in a Certificate, Instructions or Oral Instructions, or if an overdraft arises in the separate account of a Fund for some other reason, including, without limitation, because of a reversal of a conditional credit or the purchase of any currency, or if the Fund is for any other reason indebted to Custodian, including any indebtedness to The Bank of New York under the Fund’s Cash Management and Related Services Agreement (except a borrowing for investment or for temporary or emergency purposes using Securities as collateral pursuant to a separate agreement and subject to the provisions of Section 2 of this Article), such overdraft or indebtedness shall be deemed to be a loan made by Custodian to the Fund payable on demand and shall bear interest from the date incurred at a rate per annum ordinarily charged by Custodian to its institutional customers as such rate may be adjusted from time-to-time, provided such advance did not arise out of Custodian’s own negligence or willful misconduct.  In addition, each Fund hereby agrees that Custodian shall to the maximum extent permitted by law have a continuing lien, security interest, and security entitlement in and to any property, including, without limitation, any investment property or any financial asset, of such Fund at any time held by Custodian for the benefit of or control or in possession or control of any third party acting in Custodian’s behalf.  The Funds authorizes Custodian, in its sole discretion, at any time to charge any such overdraft or indebtedness together with interest due thereon against any balance of account standing to the respective Fund’s credit on Custodian’s books.

5.2. If a Fund borrows money from any bank (including Custodian if the borrowing is pursuant to a separate agreement) for investment or for temporary or emergency purposes using Securities held by Custodian hereunder as collateral for such borrowings, the Fund shall deliver to Custodian a Certificate specifying with respect to each such borrowing:  (a) the Fund to which such borrowing relates; (b) the name of the bank, (c) the amount of the borrowing, (d) the time and date, if known, on which the loan is to be entered into, (e) the total amount payable to the Fund on the borrowing date, (f) the Securities to be delivered as collateral for such loan, including the name of the issuer, the title and the number of shares or the principal amount of any particular Securities, and (g) a statement specifying whether such loan is for investment purposes or for temporary or emergency purposes and that such loan is in conformance with the ‘40 Act and the Fund’s prospectus.  Custodian shall deliver on the borrowing date specified in a Certificate the specified collateral against payment by the lending bank of the total amount of the loan payable, provided that the same conforms to the total amount payable as set forth in the Certificate.   Custodian may, at the option of the lending bank, keep such collateral in its possession, but such collateral shall be subject to all rights therein given the lending bank by virtue of any promissory note or loan agreement.  Custodian shall deliver such Securities as additional collateral as may be specified in a Certificate to collateralize further any transaction described in this Section.  The Fund shall cause all Securities released from collateral status to be returned directly to Custodian, and Custodian shall receive from time to time such return of collateral as may be tendered to it.   In the event that the Fund fails to specify in a Certificate the Series, the name of the issuer, the title and number of shares or the principal amount of any particular Securities to be delivered as collateral by Custodian, Custodian shall not be under any obligation to deliver any Securities.

ARTICLE VI
SALE AND REDEMPTION OF SHARES

6.1. Whenever a Fund shall sell any shares issued by the Fund (“Shares”) it shall deliver or cause the Administrator to deliver to Custodian a Certificate or Instructions specifying the amount of money and/or Securities to be received by Custodian for the sale of such Shares and specifically allocated to an Account for such Series.

6.2. Upon receipt of such money, Custodian shall credit such money to an Account in the name of the Series for which such money was received.

6.3. Upon issuance of any Shares of any Series described in the foregoing provisions of this Article, the Custodian shall pay, out of the money held for the account of such Series, all original issue or other taxes required to be paid by the Fund in connection with such issuance upon the receipt of a Certificate specifying the amount to be paid.

6.4. Except as provided hereinafter, whenever a Fund desires Custodian to make payment out of the money held by Custodian hereunder in connection with a redemption of any Shares, it shall furnish to Custodian a Certificate or Instructions specifying the total amount to be paid for such Shares.  Custodian shall make payment of such total amount to the transfer agent specified in such Certificate or Instructions out of the money held in an Account of the appropriate Series.

6.5. Notwithstanding the above provisions regarding the redemption of any Shares, whenever any Shares are redeemed pursuant to any check redemption privilege which may from time to time be offered by a Fund, Custodian, unless otherwise instructed by a Certificate or Instructions, shall, upon presentment of such check, charge the amount thereof against the money held in the Account of the Series of the Shares being redeemed, provided, that if the Fund or its agent timely advises Custodian that such check is not to be honored, Custodian shall return such check unpaid.

ARTICLE VII
PAYMENT OF DIVIDENDS OR DISTRIBUTIONS

7.1. Whenever a Fund shall determine to pay a dividend or distribution on Shares it shall furnish or cause the Administrator to furnish to Custodian Instructions or a Certificate setting forth with respect to the Series specified therein the date of the declaration of such dividend or distribution, the total amount payable, and the payment date.

7.2. Upon the payment date specified in such Instructions or Certificate, Custodian shall pay out of the money held for the account of such Series the total amount payable to the dividend agent of the Fund specified therein.

ARTICLE VIII
CONCERNING CUSTODIAN

8.1. (a) Except as otherwise expressly provided herein, Custodian shall not be liable for any costs, expenses, damages, liabilities or claims, including attorneys’ and accountants’ fees (collectively, “Losses”), incurred by or asserted against the Trust  except those Losses arising out of Custodian’s own negligence or willful misconduct.  The Custodian agrees to indemnify and hold harmless the Trust and Trust’s Trustees and officers to the extent described above (including reasonable counsel fees) incurred or assessed against any of them as a result of any breach or violation of this Agreement by the Custodian or its officers, employees and agents or its nominees, resulting from its negligence, willful misconduct, lack of good faith, or reckless disregard of its duties.  The Custodian shall be liable to the Trust for any loss or damage resulting from the use of any Depository arising by reason of any negligence, willful misconduct, lack of good faith, or reckless disregard of its duties on the part of the Custodian or any of its employees or agents.  With respect to any Losses incurred by a Fund as a result of the acts or any failures to act by any Subcustodian (other than a BNY Affiliate), Custodian shall take appropriate action to recover such Losses from such Subcustodian; and Custodian’s sole responsibility and liability to the Funds shall be limited to amounts so received from such Subcustodian (exclusive of costs and expenses incurred by Custodian).  In no event shall Custodian be liable to the Funds or any third party for special, indirect or consequential damages, or lost profits or loss of business, arising in connection with this Agreement, nor shall Custodian or any Subcustodian be liable:  (i) for acting in accordance with any Certificate or Oral Instructions actually received by Custodian and reasonably believed by Custodian to be given by an Authorized Person; (ii) for acting in accordance with Instructions without reviewing the same; (iii) for conclusively presuming that all Instructions are given only by person(s) duly authorized; (iv) for conclusively presuming that all disbursements of cash directed by the Funds, whether by a Certificate, an Oral Instruction, or an Instruction, are in accordance with Section 2(i) of Article II hereof; (v) for holding property in any particular country, including, but not limited to, Losses resulting from nationalization, expropriation or other governmental actions; regulation of the banking or securities industry; exchange or currency controls or restrictions, devaluations or fluctuations; availability of cash or Securities or market conditions which prevent the transfer of property or execution of Securities transactions or affect the value of property; (vi) for any Losses due to forces beyond the control of Custodian, including without limitation strikes, work stoppages, acts of war or terrorism, insurrection, revolution, nuclear or natural catastrophes or acts of God, or interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; (vii) for the insolvency of any Subcustodian (other than a BNY Affiliate), any Depository, or, except to the extent such action or inaction is a direct result of the Custodian’s failure to fulfill its duties hereunder, any Foreign Depository; or (viii) for any Losses arising from the applicability of any law or regulation now or hereafter in effect, or from the occurrence of any event, including, without limitation, implementation or adoption of any rules or procedures of a Foreign Depository, which may affect, limit, prevent or impose costs or burdens on, the transferability, convertibility, or availability of any currency or Composite Currency Unit in any country or on the transfer of any Securities, and in no event shall Custodian be obligated to substitute another currency for a currency (including a currency that is a component of a Composite Currency Unit) whose transferability, convertibility or availability has been affected, limited, or prevented by such law, regulation or event, and to the extent that any such law, regulation or event imposes a cost or charge upon Custodian in relation to the transferability, convertibility, or availability of any cash currency or Composite Currency Unit, such cost or charge shall be for the account of the Funds, and Custodian may treat any account denominated in an affected currency as a group of separate accounts denominated in the relevant component currencies.

(b) Custodian may enter into subcontracts, agreements and understandings with any BNY Affiliate, whenever and on such terms and conditions as it deems necessary or appropriate to perform its services hereunder.  No such subcontract, agreement or understanding shall discharge Custodian from its obligations hereunder.

(c) Each Fund agrees to indemnify Custodian and hold Custodian harmless from and against any and all Losses sustained or incurred by or asserted against Custodian by reason of or as a result of any action or inaction, or arising out of Custodian’s performance hereunder, including reasonable fees and expenses of counsel incurred by Custodian in a successful defense of claims by the Fund; provided however, that the Fund shall not indemnify Custodian for those Losses arising out of Custodian’s own negligence or willful misconduct.  This indemnity shall be a continuing obligation of each Fund, its successors and assigns, notwithstanding the termination of this Agreement.

8.2. Without limiting the generality of the foregoing, Custodian shall be under no obligation to inquire into, and shall not be liable for:

(a) Any Losses incurred by a Fund or any other person as a result of the receipt or acceptance of fraudulent, forged or invalid Securities, or Securities which are otherwise not freely transferable or deliverable without encumbrance in any relevant market;

(b) The validity of the issue of any Securities purchased, sold, or written by or for a Fund, the legality of the purchase, sale or writing thereof, or the propriety of the amount paid or received therefor;

(c) The legality of the sale or redemption of any Shares, or the propriety of the amount to be received or paid therefor;

(d) The legality of the declaration or payment of any dividend or distribution by a Fund;

(e) The legality of any borrowing by a Fund;

(f) The legality of any loan of portfolio Securities, nor shall Custodian be under any duty or obligation to see to it that any cash or collateral delivered to it by a broker, dealer or financial institution or held by it at any time as a result of such loan of portfolio Securities is adequate security for a Fund against any loss it might sustain as a result of such loan, which duty or obligation shall be the sole responsibility of the Fund.  In addition, Custodian shall be under no duty or obligation to see that any broker, dealer or financial institution to which portfolio Securities of a Fund are lent makes payment to it of any dividends or interest which are payable to or for the account of the Fund during the period of such loan or at the termination of such loan, provided, however that Custodian shall promptly notify the Fund in the event that such dividends or interest are not paid and received when due;

(g) The sufficiency or value of any amounts of money and/or Securities held in any Special Account in connection with transactions by a Fund; whether any broker, dealer, futures commission merchant or clearing member makes payment to the Fund of any variation margin payment or similar payment which the Fund may be entitled to receive from such broker, dealer, futures commission merchant or clearing member, or whether any payment received by Custodian from any broker, dealer, futures commission merchant or clearing member is the amount the Fund is entitled to receive, or to notify the Fund of Custodian’s receipt or non-receipt of any such payment; or

(h) Whether any Securities at any time delivered to, or held by it or by any Subcustodian, for the account of a Fund and specifically allocated to a Series are such as properly may be held by the Fund or such Series under the provisions of its then current prospectus and statement of additional information, or to ascertain whether any transactions by the Fund, whether or not involving Custodian, are such transactions as may properly be engaged in by the Fund.

Custodian may, with respect to questions of law specifically regarding an Account, obtain the advice of counsel and shall be fully protected with respect to anything done or omitted by it in good faith in conformity with such advice.

8.3. Custodian shall be under no obligation to take action to collect any amount payable on Securities in default, or if payment is refused after due demand and presentment.

8.4. Custodian shall have no duty or responsibility to inquire into, make recommendations, supervise, or determine the suitability of any transactions affecting any Account.

8.5. Each Fund shall pay to the Administrator the fees and charges set forth in Appendix II and such fees and charges shall be promptly remitted to the Custodian.

8.6. Custodian shall be entitled to receive and each Fund agrees to pay to the Administator all out-of-pocket expenses reasonably incurred by Custodian and such compensation as may be agreed upon from time to time between Custodian and the Fund.  Each Fund represents that the Administrator has agreed to pay such compensation and expenses promptly upon receipt of statements therefor, and hereby directs Custodian to (i) send all statements for compensation to its attention care of Administrator at the following address: 150 Motor Parkway, Suite 205, Hauppauge, New York 11788, and (ii) accept all payments made by the Administrator in the Fund’s name as if such payments were made directly by the Fund.  Should the Administrator fail to pay or remit such compensation to Custodian, Custodian will be entitled to debit the Custody Account directly for such compensation.  The Custodian may charge such compensation and any expenses with respect to a Series incurred by Custodian in the performance of its duties pursuant to such agreement against any money specifically allocated to such Series.  Unless and until a Fund or the Administrator instructs Custodian by a Certificate to apportion any loss, damage, liability or expense among the Series in a specified manner, Custodian shall also be entitled to charge against any money held by it for the account of a Series such Series’ pro rata share (based on such Series net asset value of all Series at that time) of the amount of any loss, damage, liability or expense, including counsel fees, for which it shall be entitled to reimbursement under the provisions of this Agreement.  The expenses for which Custodian shall be entitled to reimbursement hereunder shall include, but are not limited to, the expenses of sub-custodians and foreign branches of Custodian incurred in settling outside of New York City transactions involving the purchase and sale of Securities of the Funds.

8.7. Custodian has the right to debit the cash account of the respective Fund for any amount payable by the Series in connection with any and all obligations of the Series to Custodian.  In addition to the rights of Custodian under applicable law and other agreements, at any time when the Fund shall not have honored any of its obligations to Custodian, Custodian shall have the right without notice to a Fund to retain or set-off, against such obligations of the Fund, any Securities or cash Custodian or a BNY Affiliate may directly or indirectly hold for the account of the Fund, and any obligations (whether matured or unmatured) that Custodian or a BNY Affiliate may have to the Fund in any currency or Composite Currency Unit.  Any such asset of, or obligation to, a Fund, may be transferred to Custodian and any BNY Affiliate in order to effect the above rights.

8.8. Each Fund agrees to forward or cause the Administrator to forward to Custodian a Certificate or Instructions confirming Oral Instructions by the close of business of the same day that such Oral Instructions are given to Custodian.  Each Fund agrees that the fact that such confirming Certificate or Instructions are not received or that a contrary Certificate or contrary Instructions are received by Custodian shall in no way affect the validity or enforceability of transactions authorized by such Oral Instructions and effected by Custodian in the absence of negligence by the Custodian.  If a Fund elects to transmit Instructions through an on-line communications system offered by Custodian, the Fund’s use thereof shall be subject to the Terms and Conditions attached as Appendix I hereto, and Custodian shall provide user and authorization codes, passwords and authentication keys only to an Authorized Person or a person reasonably believed by Custodian to be an Authorized Person.

8.9. The books and records pertaining to a Fund, which are in possession of Custodian shall be the property of the Fund.  Such books and records shall be prepared and maintained as required by the ‘40 Act and the rules thereunder. Each Fund, or its authorized representatives, shall have access to such books and records during Custodian’s normal business hours.  Upon the reasonable request of the Fund, copies of any such books and records shall be provided by Custodian to the Fund or its authorized representative.  Upon the reasonable request of a Fund, Custodian shall provide in hard copy or on computer disc any records included in any such delivery which are maintained by Custodian on a computer disc, or are similarly maintained.

8.10. It is understood that Custodian is authorized to supply any information regarding the Accounts which is required by any law, regulation or rule now or hereafter in effect.  The Custodian shall provide each Fund with any report obtained by the Custodian on the system of internal accounting control of a Depository, and with such reports on its own system of internal accounting control as the Fund may reasonably request from time to time.

8.11. Custodian shall have no duties or responsibilities whatsoever except such duties and responsibilities as are specifically set forth in this Agreement, and no covenant or obligation shall be implied against Custodian in connection with this Agreement.

ARTICLE IX
TERMINATION

9.1. Either of the parties hereto may terminate this Agreement by giving to the other party a notice in writing specifying the date of such termination, which shall be not less than ninety (90) days after the date of giving of such notice.  In the event such notice is given by a Fund, it shall be followed, within a reasonable time, by a copy of a resolution of the Board, certified by the Secretary or any Assistant Secretary, electing to terminate this Agreement and designating a successor custodian or custodians, each of which shall be a bank or trust company having not less than $2,000,000 aggregate capital, surplus and undivided profits.   In the event such notice is given by Custodian, the respective Fund shall, on or before the termination date, deliver to Custodian a copy of a resolution of the Board, certified by the Secretary or any Assistant Secretary, designating a successor custodian or custodians. In the absence of such designation by the Funds, Custodian may designate a successor custodian, which shall be a bank or trust company having not less than $2,000,000 aggregate capital, surplus and undivided profits.  Upon the date set forth in such notice this Agreement shall terminate, and Custodian shall upon receipt of a notice of acceptance by the successor custodian on that date deliver directly to the successor custodian all Securities and money then owned by a Fund and held by it as Custodian, after deducting all fees, expenses and other amounts for the payment or reimbursement of which it shall then be entitled.

9.2. If a successor custodian is not designated by the respective Fund or Custodian in accordance with the preceding Section, the Fund shall upon the date specified in the notice of termination of this Agreement and upon the delivery by Custodian of all Securities (other than Securities which cannot be delivered to the Fund) and money then owned by the Fund be deemed to be its own custodian and Custodian shall thereby be relieved of all duties and responsibilities pursuant to this Agreement, other than the duty with respect to Securities which cannot be delivered to the Fund to hold such Securities hereunder in accordance with this Agreement.

ARTICLE X

CONFIDENTIALITY

10.1. Each party shall keep confidential any information relating to the other party's business  ("Confidential Information").  Confidential Information shall include (a) any data or information that is competitively sensitive material, and not generally known to the public, including, but not limited to, information about product plans, marketing strategies, finances, operations, customer relationships, customer profiles, customer lists, sales estimates and business plans of the Funds or Custodian, their respective subsidiaries and affiliated companies and the customers, clients and suppliers of any of them; and (b) anything designated as confidential. Notwithstanding the foregoing, information shall not be subject to such confidentiality obligations if it: (a) is already known to the receiving party at the time it is obtained; (b) is or becomes publicly known or available through no wrongful act of the receiving party; (c) is rightfully received from a third party who, to the best of the receiving party’s knowledge, is not under a duty of confidentiality; (d) is released by the protected party to a third party without restriction; (e) is required to be disclosed by the receiving party pursuant to a requirement of a court order, subpoena, governmental or regulatory agency or law (provided the receiving party will provide the other party written notice of such requirement, and, upon request, will to the extent reasonable coordinate any such production with the Funds or the Fund counsel, to the extent such notice is permitted); (f) is relevant to the defense of any claim or cause of action asserted against the receiving party; or (g) has been or is independently developed or obtained by the receiving party.

ARTICLE XI

DISASTER RECOVERY

11.1. Custodian shall enter into and shall maintain in effect with appropriate parties one or more agreements making reasonable provisions for emergency use of electronic data processing equipment to the extent appropriate equipment is available.  In the event of equipment failures, Custodian shall, at no additional expense to the Funds, take reasonable steps to minimize service interruptions.

11.2. Custodian shall have no liability with respect to the loss of data or service interruptions caused by equipment failure provided such loss or interruption is not caused by Custodian's own willful misfeasance, bad faith, negligence or reckless disregard of its duties or obligations under this Agreement.

ARTICLE XII
MISCELLANEOUS

12.1. Each Fund agrees to furnish to Custodian a new Certificate of Authorized Persons in the event of any change in the then present Authorized Persons.  Until such new Certificate is received, Custodian shall be fully protected in acting upon Certificates or Oral Instructions of such present Authorized Persons.

12.2. Any notice or other instrument in writing, authorized or required by this Agreement to be given to Custodian, shall be sufficiently given if addressed to Custodian and received by it at its offices at 100 Church Street, New York, New York 10286, or at such other place as Custodian may from time to time designate in writing.

12.3. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Funds shall be sufficiently given if received at the addresses below:, with a copy to Thomas Westle, Esq., Blank Rome LLP, The Chrysler Building, 405 Lexington Avenue, New York, New York 10174, or at such other place as the Trust or the Administrator may from time to time designate in writing.

To the Adviser: Jeffrey A. Dunham, President Dunham & Associates Investment Counsel, Inc. P.O. Box 910309 San Diego, CA 92191 Phone: (800) 442-4358	To the Trust: c/o Michael J. Wagner, President Gemini Fund Services, LLC 150 Motor Parkway, Suite 205 Hauppauge, NY 11788 Phone: (631) 470-2604

12.4. In the event Custodian is advised by a Fund that the Fund is no longer utilizing the services of the Administrator, then Custodian shall furnish or give to the Fund the statements or notices described above as to be furnished or given to the Administrator.

12.5. Each and every right granted to either party hereunder or under any other document delivered hereunder or in connection herewith, or allowed it by law or equity, shall be cumulative and may be exercised from time to time.  No failure on the part of either party to exercise, and no delay in exercising, any right will operate as a waiver thereof, nor will any single or partial exercise by either party of any right preclude any other or future exercise thereof or the exercise of any other right.

12.6. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any exclusive jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected thereby.  This Agreement may not be amended or modified in any manner except by a written agreement executed by both parties, except that any amendment to the Schedule I hereto need be signed only by the affected Funds and any amendment to Appendix I hereto need be signed only by Custodian.  This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by either party without the written consent of the other.

12.7. This Agreement shall be construed in accordance with the substantive laws of the State of New York, without regard to conflicts of laws principles thereof.  The Funds and Custodian hereby consent to the jurisdiction of a state or federal court situated in New York City, New York in connection with any dispute arising hereunder.  Each Fund hereby irrevocably waives to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such proceeding brought in such a court and any claim that such proceeding brought in such a court has been brought in an inconvenient forum. The Funds and Custodian hereby irrevocably waive any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement.

12.8. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

IN WITNESS WHEREOF, the Trust, on behalf of the Funds, and Custodian have caused this Agreement to be executed by their respective officers, thereunto duly authorized, as of the day and year first above written.

ADVISORONE FUNDS

(on behalf of the Dunham Funds Series)

By:

/s/ W. Patrick Clarke

Title:

 W. Patrick Clarke, President

THE BANK OF NEW YORK

By:

/s/ Edward G. McGann

Title: Managing Director

DUNHAM & ASSOCIATES INVESTMENT COUNSEL, INC.

  Attested to and approved by:  _/s/ Jeffrey A. Dunham________

Title:     Jeffrey A. Dunham, President

SCHEDULE I
CERTIFICATE OF AUTHORIZED PERSONS

(The Fund - Oral and Written Instructions)

The undersigned hereby certifies that he is the duly elected President of The Dunham Funds Series (the “ Funds”) of AdvisorOne Funds  (the “ Trust”), and further certifies that the following employees of the Funds’ Adviser, Administrator or Transfer Agent have been duly authorized in conformity with the Trust’s Agreement and Declaration of Trust and By-Laws to deliver Certificates and Oral Instructions to The Bank of New York (“Custodian”) pursuant to the Custody Agreement between the Funds and Custodian dated December 1, 2004, and that the signatures appearing opposite their names are true and correct:

Jeffrey A. Dunham Name	President - Adviser Title	/s/ Jeffrey A. Dunham Signature
Denise S. Iverson Name	Chief Financial Officer - Adviser Title	/s/ Denise S. Iverson Signature
Brian Kenny Name	Controller – Adviser Title	/s/ Brian Kenny Signature
Hilarey Findeisen Name	Director of Operations - Adviser Title	/s/ Hilary Findeisen Signature
Shannon Willson Name	Operations Specialist - Adviser Title	/s/ Shannon Willson Signature
Joseph Lucchetti Name	Operations Specialist - Adviser Title	/s/ Joseph Lucchetti Signature
Michael J. Wagner Name	President - Administrator Title	/s/ Michael J. Wagner Signature
Tim Clemens Name	Director Fund Acctng. - Administrator Title	/s/ Tim Clemens Signature
Andrew Rogers Name	Director Administration - Administrator Title	/s/ Andrew Rogers Signature
Michael McDermott Name	Senior Fund Accountant - Administrator Title	/s/ Michael McDermott Signature
Larie Lydick Name	Vice President - Transfer Agent Title	/s/ Larie Lydick Signature
Scott Lemmon Name	Manager - Transfer Agent Title	/s/ Scott Lemmon Signature
Kim Pulverenti Name	Team Member - Transfer Agent Title	/s/ Kim Pulverenti Signature

This certificate supersedes any Certificate of Authorized Persons you may currently have on file.

[seal]

By:/s/ Michael J. Wagner

Michael J. Wagner

Title: Treasurer

Date:

SCHEDULE II

THE DUNHAM FUNDS SERIES

OF ADVISORONE FUNDS

Dunham Short-Term Bond Fund

Dunham Corporate/Government Bond Fund

Dunham High-Yield Bond Fund

Dunham Real Estate Stock Fund

Dunham Appreciation & Income Fund

Dunham International Stock Fund

Dunham Large Cap Value Fund

Dunham Small Cap Value Fund

Dunham Large Cap Growth Fund

Dunham Emerging Markets Stock Fund

Dunham Small Cap Growth Fund

APPENDIX I

THE BANK OF NEW YORK

ON-LINE COMMUNICATIONS SYSTEM (THE “SYSTEM”)

TERMS AND CONDITIONS

1.

License; Use.  Upon delivery to an Authorized Person or a person reasonably believed by Custodian to be an Authorized Person of the Fund of software enabling the Fund to obtain access to the System (the “Software”), Custodian grants to the Fund a personal, nontransferable and nonexclusive license to use the Software solely for the purpose of transmitting Written Instructions, receiving reports, making inquiries or otherwise communicating with Custodian in connection with the Account(s).  The Fund shall use the Software solely for its own internal and proper business purposes and not in the operation of a service bureau.  Except as set forth herein, no license or right of any kind is granted to the Fund with respect to the Software.  The Fund acknowledges that Custodian and its suppliers retain and have title and exclusive proprietary rights to the Software, including any trade secrets or other ideas, concepts, know-how, methodologies, or information incorporated therein and the exclusive rights to any copyrights, trademarks and patents (including registrations and applications for registration of either), or other statutory or legal protections available in respect thereof.  The Fund further acknowledges that all or a part of the Software may be copyrighted or trademarked (or a registration or claim made therefor) by Custodian or its suppliers.  The Fund shall not take any action with respect to the Software inconsistent with the foregoing acknowledgments, nor shall the Fund attempt to decompile, reverse engineer or modify the Software.  The Fund may not copy, sell, lease or provide, directly or indirectly, any of the Software or any portion thereof to any other person or entity without Custodian’s prior written consent.  The Fund may not remove any statutory copyright notice or other notice included in the Software or on any media containing the Software.  The Fund shall reproduce any such notice on any reproduction of the Software and shall add any statutory copyright notice or other notice to the Software or media upon Custodian’s request.

2.

Equipment.  The Fund shall obtain and maintain at its own cost and expense all equipment and services, including but not limited to communications services, necessary for it to utilize the Software and obtain access to the System, and Custodian shall not be responsible for the reliability or availability of any such equipment or services.

3.

Proprietary Information.  The Software, any data base and any proprietary data, processes, information and documentation made available to the Fund (other than which are or become part of the public domain or are legally required to be made available to the public) (collectively, the “Information”), are the exclusive and confidential property of Custodian or its suppliers.  The Fund shall keep the Information confidential by using the same care and discretion that the Fund uses with respect to its own confidential property and trade secrets, but not less than reasonable care.  Upon termination of the Agreement or the Software license granted herein for any reason, the Fund shall return to Custodian any and all copies of the Information which are in its possession or under its control.

4.

Modifications.  Custodian reserves the right to modify the Software from time to time and the Fund shall install new releases of the Software as Custodian may direct.  The Fund agrees not to modify or attempt to modify the Software without Custodian’s prior written consent.  The Fund acknowledges that any modifications to the Software, whether by the Fund or Custodian and whether with or without Custodian’s consent, shall become the property of Custodian.

5.

NO REPRESENTATIONS OR WARRANTIES.  CUSTODIAN AND ITS MANUFACTURERS AND SUPPLIERS MAKE NO WARRANTIES OR REPRESENTATIONS WITH RESPECT TO THE SOFTWARE, SERVICES OR ANY DATABASE, EXPRESS OR IMPLIED, IN FACT OR IN LAW, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.  THE FUND ACKNOWLEDGES THAT THE SOFTWARE, SERVICES AND ANY DATABASE ARE PROVIDED “AS IS.”  IN NO EVENT SHALL CUSTODIAN OR ANY SUPPLIER BE LIABLE FOR ANY DAMAGES, WHETHER DIRECT, INDIRECT SPECIAL, OR CONSEQUENTIAL, WHICH THE FUND MAY INCUR IN CONNECTION WITH THE SOFTWARE, SERVICES OR ANY DATABASE, EVEN IF CUSTODIAN OR SUCH SUPPLIER HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.  IN NO EVENT SHALL CUSTODIAN OR ANY SUPPLIER BE LIABLE FOR ACTS OF GOD, MACHINE OR COMPUTER BREAKDOWN OR MALFUNCTION, INTERRUPTION OR MALFUNCTION OF COMMUNICATION FACILITIES, LABOR DIFFICULTIES OR ANY OTHER SIMILAR OR DISSIMILAR CAUSE BEYOND THEIR REASONABLE CONTROL.

6.

Security; Reliance; Unauthorized Use.  The Fund will cause all persons utilizing the Software and System to treat all applicable user and authorization codes, passwords and authentication keys with extreme care, and it will establish internal control and safekeeping procedures to restrict the availability of the same to persons duly authorized to give Instructions.  Custodian is hereby irrevocably authorized to act in accordance with and rely on Instructions received by it through the System.  The Fund acknowledges that it is its sole responsibility to assure that only persons duly authorized use the System and that Custodian shall not be responsible nor liable for any unauthorized use thereof.

7.

System Acknowledgments.  Custodian shall acknowledge through the System its receipt of each transmission communicated through the System, and in the absence of such acknowledgment Custodian shall not be liable for any failure to act in accordance with such transmission and the Fund may not claim that such transmission was received by Custodian.

8.

EXPORT RESTRICTIONS.  EXPORT OF THE SOFTWARE IS PROHIBITED BY UNITED STATES LAW.  THE FUND MAY NOT UNDER ANY CIRCUMSTANCES RESELL, DIVERT, TRANSFER, TRANSSHIP OR OTHERWISE DISPOSE OF THE SOFTWARE (IN ANY FORM) IN OR TO ANY OTHER COUNTRY.  IF CUSTODIAN DELIVERED THE SOFTWARE TO THE FUND OUTSIDE OF THE UNITED STATES, THE SOFTWARE WAS EXPORTED FROM THE UNITED STATES IN ACCORDANCE WITH THE EXPORTER ADMINISTRATION REGULATIONS.  DIVERSION CONTRARY TO U.S. LAW IS PROHIBITED.  The Fund hereby authorizes Custodian to report its name and address to government agencies to which Custodian is required to provide such information by law.

9.

ENCRYPTION.   The Fund acknowledges and agrees that encryption may not be available for every communication through the System, or for all data.  The Fund agrees that Custodian may deactivate any encryption features at any time, without notice or liability to the Fund, for the purpose of maintaining, repairing or troubleshooting the System or the Software.

APPENDIX II

THE BANK OF NEW YORK

FEE SCHEDULE

1.5 basis points on first $100,000,000 per fund
1 basis point on assets greater than $100,000,000 per fund

$12 on DTC trades
$5 on Fed
$5 on checks
$5 on wires

Additional charges for foreign trades may be incurred.